EXHIBIT 4.1


SES
Securities Evaluation Service, Inc.
Suite 200
531 E. Roosevelt Road
Wheaton, Illinois  60187




March 16, 2000


Nike Securities L.P.
1001 Warrenville Road
Lisle, IL  60532

Re:  THE FIRST TRUST GNMA REINVESTMENT INCOME TRUST, SERIES 77 &
                            SERIES 78

Gentlemen:

     We   have  examined  the  Registration  Statement  File  No.
333-32300 for the above captioned fund. We hereby consent to the use in the Registration Statement of the references to Securities
Evaluation Service, Inc. as evaluator.

     You are hereby authorized to file a copy of this letter with the Securities and Exchange Commission.

Sincerely,

Securities Evaluation Service, Inc.



James R. Couture
President